Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2020 First Quarter Financial Results

-- Subscription Revenue Grows to 32 Percent of Total Revenue --

SANTA BARBARA, Calif. – May 29, 2019 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies, today reported financial results for the fiscal 2020 first quarter ended April 30, 2019.

Fiscal 2020 First Quarter Financial Highlights:

Total revenue for the fiscal 2020 first quarter was $78.0 million, compared with $86.2 million for the fiscal 2019 first quarter. The revenue decline was anticipated and primarily related to a reduction in professional services following the completion of a large implementation. All financial metrics for the quarter addressed in the company’s guidance were within or above the company’s guidance range. Currency had a negative $3.3 million impact on total revenue compared with the prior year, and a negligible impact compared with the fourth quarter of fiscal 2019. Subscription revenue grew 18 percent (20 percent on a constant currency basis), and was 32 percent of total revenue for the fiscal 2020 first quarter, a seven-percentage point increase over last year’s first quarter.

Additional fiscal 2020 first quarter financial highlights, versus the same period last year, include:

●	Subscription revenue of $25.3 million, up from $21.5 million. Currency had a $584,000 negative impact.
●	Subscription gross margin of 63 percent, versus 62 percent.
●	License revenue of $4.5 million, compared with $6.3 million. Currency had a $288,000 negative impact.
●	Professional services revenue of $18.4 million, versus $26.9 million. Currency had a $1.3 million negative impact.
●	Maintenance and other revenue of $29.9 million, compared with $31.5 million. Currency had a $1.2 million negative impact.
●	GAAP pre-tax loss of $2.5 million, versus GAAP pre-tax income of $2.6 million.
●	Non-GAAP pre-tax income of approximately breakeven, compared with $4.6 million.
●

GAAP net loss of $3.2 million, or $(0.17) per Class A share and $(0.14) per Class B share, versus GAAP net income of $1.4 million, or $0.07 per diluted Class A share and $0.06 per diluted Class B share.

“Our recent launch of QAD Adaptive Applications has been well received by global manufacturers. We are now exceptionally well-positioned to grow our cloud business with existing customers and increase our penetration with new customers.” said Anton Chilton, Chief Executive Officer at QAD. “The increased pace of disruption in manufacturing is expanding the opportunity to replace legacy ERP applications, causing the addressable market for our cloud solutions to grow.”

QAD’s cash and equivalents balance at April 30, 2019 was $151 million, versus $139.4 million at January 31, 2019. Cash provided by operations for the fiscal 2020 first quarter was $14.2 million, compared with $3.8 million one year ago.

Fiscal 2020 First Quarter and Recent Operational Highlights:

●	Received orders from 19 customers representing more than $500,000 each in combined license, subscription, maintenance and professional services billings, including nine orders exceeding $1 million;
●

Received license or cloud orders from companies across QAD’s six vertical markets, including: Adient (China) Investment Co., Ltd.; Brunswick Boat Group; CoorsTek Medical, LLC; Emerson Electric Canada LTD; Essilor International S.A.; Graco USA; Jamestrong Packaging Australia; John Crane Inc.; MiTek Industries, Inc.; Muller England Limited; Nexteer Automotive; Parker Hannifin Corporation; PT Inoac Polytechno Indonesia; Saint-Gobain PPL Corporation; Sakata Vegetable Europe; and Samvardhana Motherson Group;

●	Announced enhancements to QAD Adaptive ERP and related solutions to help manufacturing companies respond more rapidly to industry disruption;
●	Rebranded the company’s Precision Software, DynaSys and CEBOS divisions to QAD Precision, QAD DynaSys and QAD CEBOS, respectively, to provide better alignment to QAD's global strategy; and
●

Welcomed customers and partners to the company’s Explore user conference in New Orleans, where the company officially launched its solution portfolio “QAD Adaptive Applications” and its flagship ERP solution “QAD Adaptive ERP” to accurately and precisely reflect the value QAD brings to its manufacturing customers.

Business Outlook:

As previously disclosed, the company anticipated that its subscription revenue growth rate would slow at the beginning of fiscal 2020, and accelerate toward the end of the year. With the expected decline in professional services revenue, and the ongoing shift of the company’s business from licenses to subscription, QAD expects relatively flat total revenue growth for fiscal 2020 despite continued growth of its cloud business.

For the fiscal 2020 second quarter, QAD expects:

●	Total revenue of $77 to $79 million, including $25.5 to $26 million of subscription revenue.
●	GAAP pre-tax loss of $3 to $4 million.
●	Non-GAAP pre-tax loss of $500,000 to non-GAAP pre-tax income of $700,000.

For the fiscal 2020 full year, QAD expects:

●	Total revenue of $330 to $335 million, including $110 to $112 million of subscription revenue.
●	GAAP pre-tax income of breakeven.
●	Non-GAAP pre-tax income of $10 to $13 million.

The following is a forward-looking reconciliation of GAAP pre-tax income to non-GAAP pre-tax income for the fiscal 2020 second quarter and full year:

QAD Inc.

Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance Measures

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	July 31, 2019		January 31, 2020
	Low	High	Low	High
Non-GAAP pre-tax income reconciliation

GAAP (loss) income before income taxes	$(4,000)	$(3,000)	$(1,000)	$1,000
Add back
Stock-based compensation expense	3,400	3,600	11,000	12,000
Change in fair value of interest rate swap	75	75	300	300
Non-GAAP (loss) income before income taxes	$(525)	$675	$10,300	$13,300

Non-GAAP income tax expense on non-GAAP earnings	$650	$750	$2,600	$3,000

Weighted average basic shares outstanding
Class A	16,700	16,900	16,900	17,300
Class B	3,300	3,400	3,300	3,400

Weighted average diluted shares outstanding
Class A	17,800	18,200	17,800	18,200
Class B	3,400	3,500	3,400	3,500

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2020 First Quarter Financial Results Conference Call

When: Wednesday, May 29, 2019

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 800-230-1074 (domestic); 612-332-0530 (international)

Replay: Accessible through midnight June 6, 2019; 800-475-6701 (domestic); 320-365-3844 (international); passcode 466853

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins, non-GAAP pre-tax income and non-GAAP income tax expense on non-GAAP earnings in this press release for the fiscal 2020 first quarter. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

●

Non-GAAP income tax expense on non-GAAP earnings - Defined as GAAP tax expense excluding discrete items such as return to provision adjustments, stock based compensation, rate change impacts, new valuation allowances on new positions and changes in reserves for unrecognized tax benefits.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.

Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology and customer relationships, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

Non-GAAP income tax on non-GAAP earnings: The company discloses non-GAAP income tax on non-GAAP earnings in order to provide a reader with the ability to calculate non-GAAP earnings per share. The company’s estimate of non-GAAP income tax expense excludes the tax effect of stock-based compensation and other discrete items. The company believes it is appropriate to exclude discrete items from its non-GAAP income tax expense on non-GAAP earnings calculation because the company’s non-GAAP pre-tax income excludes the effect of stock-based compensation; and discrete items are unpredictable and generally are not recognized until incurred.

About QAD – The Effective Enterprise

QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB) is a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies. QAD Adaptive ERP for manufacturing supports operational requirements in the areas of financials, customer management, supply chain, manufacturing, service and support, analytics, business process management and integration. QAD's Adaptive Applications portfolio includes related solutions for quality management software, supply chain management software, transportation management software and B2B interoperability. Since 1979, QAD solutions have enabled customers in the automotive, consumer products, food and beverage, high tech, industrial manufacturing and life sciences industries to better align operations with their strategic goals to become Effective Enterprises.

To learn more, visit www.qad.com or call +1 805-566-6000.

"QAD" is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company's current expectations.  Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.  These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.  For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2019	2018
Revenue:
Subscription	$25,306	$21,511
License	4,466	6,266
Maintenance and other	29,899	31,483
Professional services	18,364	26,930
Total revenue	78,035	86,190
Cost of revenue:
Subscription	9,417	8,228
License	591	664
Maintenance and other	7,603	7,865
Professional services	19,323	24,310
Total cost of revenue	36,934	41,067
Gross profit	41,101	45,123
Operating expenses:
Sales and marketing	20,891	19,946
Research and development	13,987	14,006
General and administrative	9,418	9,362
Amortization of intangibles from acquisitions	67	-
Total operating expenses	44,363	43,314
Operating (loss) income	(3,262)	1,809
Other (income) expense:
Interest income	(724)	(524)
Interest expense	153	157
Other (income), net	(172)	(404)
Total other (income), net	(743)	(771)
Income (loss) before income taxes	(2,519)	2,580
Income tax expense	715	1,183
Net (loss) income	$(3,234)	$1,397

Net (loss) income	$(3,234)	$1,397
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(263)	(510)
Total comprehensive (loss) income	$(3,497)	$887

Diluted (loss) income per share
Class A	$(0.17)	$0.07
Class B	$(0.14)	$0.06

Diluted Weighted Shares
Class A	16,367	17,826
Class B	3,264	3,414

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30,	January 31,
	2019	2019
Assets
Current assets:
Cash and equivalents	$150,990	$139,413
Short-term investments	1,200	1,200
Accounts receivable, net	49,019	81,577
Other current assets	22,469	22,150
Total current assets	223,678	244,340

Property and equipment, net	29,716	29,621
Lease right-of-use assets, net	15,149	-
Capitalized software costs, net	1,664	1,598
Goodwill	12,333	12,423
Long-term deferred tax assets, net	16,059	16,172
Other assets, net	12,824	13,020

Total assets	$311,423	$317,174

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$487	$487
Lease liabilities	4,633	-
Accounts payable and other current liabilities	42,634	50,250
Deferred revenue	104,471	115,253
Total current liabilities	152,225	165,990

Long-term debt	12,712	12,836
Long-term lease liabilities	11,210	-
Other liabilities	5,004	5,101

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	198,664	196,723
Treasury stock	(7,222)	(7,350)
Accumulated deficit	(53,266)	(48,485)
Accumulated other comprehensive loss	(7,924)	(7,661)
Total stockholders' equity	130,272	133,247

Total liabilities and stockholders' equity	$311,423	$317,174

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	April 30,
	2019	2018

Net cash provided by operating activities	$14,195	$3,785

Cash flows from investing activities:
Purchase of property and equipment	(1,036)	(1,093)
Capitalized software costs	(264)	(179)
Net cash used in investing activities	(1,300)	(1,272)

Cash flows from financing activities:
Repayments of debt	(122)	(117)
Tax payments related to stock awards	(235)	(4,078)
Net cash used in financing activities	(357)	(4,195)

Effect of exchange rates on cash and equivalents	(961)	(952)
Net increase (decrease) in cash and equivalents	11,577	(2,634)
Cash and equivalents at beginning of period	139,413	147,023
Cash and equivalents at end of period	$150,990	$144,389

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2019	2018

Total revenue	$78,035	$86,190

Net (loss) income	(3,234)	1,397
Add back:
Net interest income	(571)	(367)
Depreciation	1,327	1,200
Amortization	274	159
Income tax expense	715	1,183
EBITDA	$(1,489)	$3,572
Add back:
Stock-based compensation expense	2,304	2,106
Change in fair value of interest rate swap	91	(117)
Adjusted EBITDA	$906	$5,561
Adjusted EBITDA margin	1%	6%

Non-GAAP pre-tax (loss) income reconciliation

(Loss) income before income taxes	$(2,519)	$2,580
Add back
Stock-based compensation expense	2,304	2,106
Amortization of purchased intangible assets	74	-
Change in fair value of interest rate swap	91	(117)
Non-GAAP (loss) income before income taxes	$(50)	$4,569

Non-GAAP income tax expense on GAAP earnings	$583	$1,112